UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2015 (January 21, 2015)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2015 Restricted Stock Awards to Executive Officers

The Compensation Committee of the Board of Directors of National CineMedia, Inc. (“NCM, Inc.” or “the Company”) granted performance-based and time-based restricted stock awards to each of the Company’s executive officers effective January 21, 2015, as described in greater detail below.

The following table shows the target number of Performance-Based Restricted Stock and Time-Based Restricted Stock for each executive officer:

Name and Position	Number of Target Shares of Performance - Based Restricted Stock (1)	Number of Shares of Time - Based Restricted Stock	Total Number of Shares of Restricted Stock
Kurt C. Hall
President, Chief Executive Officer & Chairman	108,198	36,066	144,264
Clifford E. Marks
President of Sales & Marketing	78,168	52,112	130,280
Alfonso P. Rosabal, Jr.
EVP, Chief Operations Officer & Chief Technology Officer	37,067	24,711	61,778
Ralph E. Hardy
Executive Vice President & General Counsel	24,295	16,197	40,492
David J. Oddo
Senior Vice President, Finance & Interim Co-Chief Financial Officer	6,866	20,598	27,464
Jeffrey T. Cabot
Senior Vice President, Controller & Interim Co-Chief Financial Officer	6,828	20,485	27,313

Executive Officers as a Group	261,422	170,169	431,591

(1)	Reflects the target number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the three-year cumulative Free Cash Flow target. The maximum number of additional shares that could be issued for each executive if actual cumulative Free Cash Flow exceeds the target is: Mr. Hall 54,099 shares, Mr. Marks 39,084 shares, Mr. Rosabal 18,533 shares, Mr. Hardy 12,147 shares, Mr. Oddo 3,433 shares, Mr. Cabot 3,414 shares and the executive officers as a group 130,710 shares. If actual Free Cash Flow is below or above the Free Cash Flow target, the Performance-Based Restricted Stock will vest in the number per the table below, not to exceed 150% of the target number of shares. The performance-based restricted shares are scheduled to vest based upon achievement of at least 80% of the actual cumulative Free Cash Flow target at the end of the three-year measurement period, subject to continuous service. The performance-based restricted shares are scheduled to vest on the 60th day following the last day of the three-year measurement period (the “Vesting Date”) and include the right to receive regular and special cash dividends accrued over the vesting period, if and when the underlying shares vest. Below is a summary of how the number of vested shares of restricted stock will be determined based on the level of achievement of actual cumulative Free Cash Flow.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
<80%	None
80%	25%
95%	90%
100%	100%
≥110%	150%

If actual cumulative Free Cash Flow is between 80% and 110% of the target, the award will be determined by interpolation.

The time-based restricted shares are scheduled to vest 33.33% on the first, second and third anniversaries of the grant date, subject to continuous service. The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest.

Upon vesting of the restricted stock described above, National CineMedia, LLC (“NCM LLC”) will issue common membership units to the Company equal to the number of shares of the Company’s common stock represented by such restricted stock.

2015 Base Salaries for Executive Officers

The Compensation Committee approved the following 2015 base salaries effective January 21, 2015.

Name and Position	2015 Base Salary	2014 Base Salary	Percentage Increase
	(in thousands)
Kurt C. Hall
President, Chief Executive Officer & Chairman	$796	$780	2%
Clifford E. Marks
President of Sales & Marketing	$768	$753	2%
Alfonso P. Rosabal, Jr.
EVP, Chief Operations Officer & Chief Technology Officer	$341	$268	27	% (1)
Ralph E. Hardy
Executive Vice President & General Counsel	$298	$292	2%
David J. Oddo
Senior Vice President, Finance & Interim Co-Chief Financial Officer	$180	$176	2%
Jeffrey T. Cabot
Senior Vice President, Controller & Interim Co-Chief Financial Officer	$201	$197	2%

(1)	Mr. Rosabal received a 27% increase due to a reallocation in the mix of pay elements to better align his compensation with the compensation of other senior operating and technology executives at our peer companies. Specifically, Mr. Rosabal’s total direct compensation (salary, bonus and restricted stock) increased by 2%, with a shift in pay mix from restricted stock to salary, resulting in a 27% salary increase and a 10% reduction in restricted stock grant value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 26, 2015	By:	/s/ Ralph E. Hardy

Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
Dated: January 26, 2015	By:	National CineMedia, Inc., its manager

	By:	/s/ Ralph E. Hardy

Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

4